Exhibit 99.1
THE REALREAL ANNOUNCES FIRST QUARTER 2024 RESULTS
Q1 2024 Gross Merchandise Value Increased 2% Year-Over-Year
Q1 2024 Consignment Revenue Increased 13% Year-Over-Year
Q1 2024 Net Loss Improved $51 million Year-Over-Year
Q1 2024 Adjusted EBITDA Loss of $2.3, an improvement of $25 million Year-Over-Year

SAN FRANCISCO, May 7, 2024 — The RealReal (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today reported financial results for its first quarter ended March 31, 2024. The company returned to overall top-line growth with gross merchandise value (GMV) increasing 2% compared the prior year period. Additionally, consignment revenue increased 13% compared to the same period in 2023.

“We continue to focus on the core consignment business and driving efficiencies to deliver results. In the first quarter of 2024 we grew profitable consignment supply, which resulted in a return to overall top-line growth and an all-time high gross margin rate.” said John Koryl, Chief Executive Officer of The RealReal.

Koryl added, “For the quarter, GMV and Adjusted EBITDA exceeded the high-end of our guidance range. Today, we provided second quarter 2024 guidance and raised the mid-point of our full year financial outlook for Adjusted EBITDA. The RealReal is starting 2024 with strong momentum in the core business as we continue to deliver exceptional experiences to our consignors and provide outstanding luxury goods to our buyers.”
First Quarter Financial Highlights
•GMV was $452 million, an increase of 2% compared to the same period in 2023
•Total Revenue was $144 million, an increase of 1% compared to the same period in 2023
•Gross Profit was $107 million, an increase of $17 million compared to the same period in 2023
•Gross Margin was $74.6% , an increase of 1,100 basis points compared to the same period in 2023
•Net Loss was $(31.1) million or (21.6)% of total revenue, compared to $(82.5) million or (58.1)% of total revenue in the same period in 2023
•Adjusted EBITDA was $(2.3) million or (1.6)% of total revenue compared to $(27.3) million or (19.2)% of total revenue in the first quarter of 2023
•GAAP basic and diluted net loss per share was $(0.30) compared to $(0.83) in the prior year period
•Non-GAAP net loss attributable to common shareholders per share, basic and diluted, was $(0.12) compared to $(0.36) in the prior year period
•Top-line-related Metrics
◦Trailing 12 months (TTM) active buyers were 922,000, a decrease of 9% compared to the same period in 2023
◦Orders were 840,000, a decrease of 6% compared to the same period in 2023
◦Average order value (AOV) was $538, an increase of 8% compared to the same period in 2023
◦Higher AOV was driven by a year-over-year increase in average selling prices (ASPs) and higher units per transaction (UPT)

Q2 and Full Year 2024 Guidance
Based on market conditions as of May 7, 2024, we are providing guidance for the second quarter and full year 2024 GMV, total revenue and Adjusted EBITDA, which is a Non-GAAP financial measure.

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations including payroll tax expense on employee stock transactions that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

	Q2 2024	Full Year 2024
GMV	$420 - $450 million	$1.81 - $1.87 billion
Total Revenue	$135 - $145 million	$580 - $605 million
Adjusted EBITDA	$(6) - $(3) million	$(5) - $8 million[1]
1Midpoint of guidance range is $1.5 million and represents an increase of $1.5 million from the midpoint of the guidance range provided on February 29, 2024.

Webcast and Conference Call
The RealReal will post a stockholder letter on its investor relations website at investor.therealreal.com/financial-information/quarterly-results and host a conference call at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to answer questions regarding its first quarter 2024 results. Investors and analysts can access the call at https://register.vevent.com/register/BI1466f288ce4743249ea754bd45f06dbf. The call will also be available via live webcast at investor.therealreal.com along with the stockholder letter and supporting slides.
An archive of the webcast conference call will be available shortly after the call ends at investor.therealreal.com.
About The RealReal, Inc.
The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with more than 36 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women's and men's fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We handle all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as shipping and customer service.
Investor Relations Contact:
Caitlin Howe
Senior Vice President, Finance
IR@therealreal.com
Press Contact:
Laura Hogya
Head of Communications
PR@therealreal.com
Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the recent geopolitical events, including the conflict between Russia and Ukraine and the Israel-Hamas war, and uncertainty surrounding macroeconomic trends; the debt exchange; financial guidance, anticipated growth in 2024 and long-range financial projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, inflation, macroeconomic uncertainty, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.
Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA as a percentage of total revenue ("Adjusted EBITDA Margin"), non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.
We calculate Adjusted EBITDA as net loss before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, CEO transition costs, employer payroll tax on employee stock transactions, legal settlement charges, restructuring charges, gain on extinguishment of debt, change in fair value of warrant liability and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision (benefit) for income taxes, payroll tax expense on employee stock transactions, CEO transition costs, restructuring charges, legal settlement charges, gain on extinguishment of debt, change in fair value of warrant liability, and certain one-time items divided by weighted average shares outstanding. We believe that making these adjustments before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.
Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue:
Consignment revenue	$115,648	$102,643
Direct revenue	12,709	24,953
Shipping services revenue	15,443	14,308
Total revenue	143,800	141,904
Cost of revenue:
Cost of consignment revenue	13,280	15,529
Cost of direct revenue	12,285	25,030
Cost of shipping services revenue	10,956	11,362
Total cost of revenue	36,521	51,921
Gross profit	107,279	89,983
Operating expenses:
Marketing	15,283	17,518
Operations and technology	62,972	68,032
Selling, general and administrative	46,770	49,845
Restructuring charges	196	36,388
Total operating expenses (1)	125,221	171,783
Loss from operations	(17,942)	(81,800)
Change in fair value of warrant liability	(15,583)	—
Gain on extinguishment of debt	4,177	—
Interest income	2,069	2,053
Interest expense	(3,751)	(2,667)
Loss before provision for income taxes	(31,030)	(82,414)
Provision for income taxes	71	86
Net loss attributable to common stockholders	$(31,101)	$(82,500)
Net loss per share attributable to common stockholders, basic and diluted	$(0.30)	$(0.83)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	105,212,053	99,608,071

(1) Includes stock-based compensation as follows:
Marketing	$410	$450
Operating and technology	2,304	3,691
Selling, general and administrative	4,406	4,850
Total	$7,120	$8,991

THE REALREAL, INC.
Condensed Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$165,996	$175,709
Accounts receivable, net	19,819	17,226
Inventory, net	21,120	22,246
Prepaid expenses and other current assets	18,387	20,766
Total current assets	225,322	235,947
Property and equipment, net	101,327	104,087
Operating lease right-of-use assets	84,690	86,348
Restricted cash	14,910	14,914
Other assets	5,330	5,627
Total assets	$431,579	$446,923
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$14,126	$8,961
Accrued consignor payable	75,800	77,122
Operating lease liabilities, current portion	21,234	20,094
Other accrued and current liabilities	82,528	82,685
Total current liabilities	193,688	188,862
Operating lease liabilities, net of current portion	100,809	104,856
Convertible senior notes, net	302,324	452,421
Non-convertible notes, net	131,199	—
Warrant liability	26,000	—
Other noncurrent liabilities	4,612	4,083
Total liabilities	758,632	750,222
Stockholders’ deficit:
Common stock, $0.00001 par value; 500,000,000 shares authorized as of March 31, 2024, and December 31, 2023; 105,917,789 and 104,670,500 shares issued and outstanding as of March 31, 2024, and December 31, 2023, respectively	1	1
Additional paid-in capital	823,672	816,325
Accumulated deficit	(1,150,726)	(1,119,625)
Total stockholders’ deficit	(327,053)	(303,299)
Total liabilities and stockholders’ deficit	$431,579	$446,923

THE REALREAL, INC.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(31,101)	$(82,500)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	8,309	7,821
Stock-based compensation expense	7,120	8,991
Reduction of operating lease right-of-use assets	3,667	5,172
Bad debt expense	424	651
Non-cash interest expense	818	575
Issuance costs allocated to liability classified warrants	374	—
Accretion of debt discounts and issuance costs	581	633
Property, plant, equipment, and right-of-use asset impairments	—	32,891
Provision for inventory write-downs and shrinkage	1,149	3,446
Gain on debt extinguishment	(4,177)	—
Change in fair value of warrant liability	15,583	—
Other adjustments	(699)	36
Changes in operating assets and liabilities:
Accounts receivable, net	(3,017)	2,615
Inventory, net	(23)	8,678
Prepaid expenses and other current assets	2,993	(1,139)
Other assets	258	(461)
Operating lease liability	(4,916)	(6,158)
Accounts payable	133	(1,385)
Accrued consignor payable	(1,322)	(9,429)
Other accrued and current liabilities	385	(894)
Other noncurrent liabilities	(6)	24
Net cash used in operating activities	(3,467)	(30,433)
Cash flow from investing activities:
Capitalized proprietary software development costs	(3,180)	(4,214)
Purchases of property and equipment	(2,141)	(11,706)
Net cash used in investing activities	(5,321)	(15,920)
Cash flow from financing activities:
Proceeds from exercise of stock options	7	—
Taxes paid related to restricted stock vesting	(305)	(295)
Cash received from settlement of capped calls in conjunction with the note exchange	396	—
Issuance costs paid related to the Note Exchange	(1,027)	—
Net cash used in financing activities	(929)	(295)
Net decrease in cash, cash equivalents and restricted cash	(9,717)	(46,648)
Cash, cash equivalents and restricted cash
Beginning of period	190,623	293,793
End of period	$180,906	$247,145

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended March 31,
	2024	2023
Adjusted EBITDA Reconciliation:
Net loss	$(31,101)	$(82,500)
Net loss (% of revenue)	21.6%	58.1%
Depreciation and amortization	8,309	7,821
Interest income	(2,069)	(2,053)
Interest expense	3,751	2,667
Provision for income taxes	71	86
EBITDA	(21,039)	(73,979)
Stock-based compensation	7,120	8,991
CEO transition costs (1)	—	159
Payroll taxes expense on employee stock transactions	56	44
Legal settlement	—	1,100
Restructuring charges (2)	196	36,388
Gain on extinguishment of debt (3)	(4,177)	—
Change in fair value of warrant liability (4)	15,583	—
Adjusted EBITDA	$(2,261)	$(27,297)
Adjusted EBITDA (% of revenue)	1.6%	19.2%
(1) The CEO transition charges for the three months ended March 31, 2023 consists of retention bonuses for certain executives incurred in connection with our founder's resignation on June 6, 2022.
(2) The restructuring charges for the three months ended March 31, 2023 consists of impairment of right-of-use assets and property and equipment, employee severance charges, and other charges, including legal and transportation expenses.
(3) The gain on extinguishment of debt for the three months ended March 31, 2024 reflects the difference between the carrying value of the Exchanged Notes and the fair value of the 2029 Notes.
(4) The change in fair value of warrant liability for the three months ended March 31, 2024 reflects the remeasurement of the warrants issued by the Company in connection with the Note Exchange in February 2024.
A reconciliation of GAAP net loss to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended March 31,
	2024	2023
Net loss	$(31,101)	$(82,500)
Stock-based compensation	7,120	8,991
Payroll tax expense on employee stock transactions	56	44
CEO transition costs	—	159
Restructuring charges	196	36,388
Legal settlement	—	1,100
Provision for income taxes	71	86
Gain on extinguishment of debt	(4,177)	—
Change in fair value of warrant liability	15,583	—
Non-GAAP net loss attributable to common stockholders	$(12,252)	$(35,732)
Weighted-average common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	105,212,053	99,608,071
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.12)	$(0.36)

The following table presents a reconciliation of net cash used in operating activities to free cash flow for each of the periods indicated (in thousands):

	Three Months Ended March 31,
	2024	2023
Net cash used in operating activities	$(3,467)	$(30,433)
Purchase of property and equipment and capitalized proprietary software development costs	(5,321)	(15,920)
Free Cash Flow	$(8,788)	$(46,353)

Key Financial and Operating Metrics:

	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024
	(In thousands, except AOV and percentages)
GMV	$428,206	$454,163	$440,659	$492,955	$444,366	$423,341	$407,608	$450,668	$451,941
NMV	$310,511	$332,508	$325,105	$367,382	$327,805	$303,918	$302,912	$335,245	$334,815
Consignment Revenue	$83,989	$96,917	$93,874	$110,199	$102,643	$96,577	$102,852	$113,500	$115,648
Direct Revenue	$48,823	$42,646	$34,005	$33,252	$24,953	$20,887	$17,356	$15,964	$12,709
Shipping Services Revenue	$13,888	$14,872	$14,824	$16,204	$14,308	$13,391	$12,964	$13,909	$15,443
Number of Orders	878	934	952	993	891	789	794	826	840
Take Rate	35.7%	36.1%	36.0%	35.7%	37.4%	36.7%	38.1%	37.7%	38.4%
Active Buyers	828	889	950	998	1,014	985	954	922	922
AOV	$487	$486	$463	$496	$499	$537	$513	$545	$538